UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On September 20, 2018, Delta Merger Sub, Inc. (“Escrow Issuer”), a Delaware corporation and a wholly-owned subsidiary of Eldorado Resorts, Inc., a Nevada corporation (the “Company”), issued $600 million aggregate principal amount of 6% Senior Notes due 2026 (the “Notes”) pursuant to an indenture, dated as of September 20, 2018 (the “Indenture”), between Escrow Issuer and U.S. Bank, National Association, as Trustee. Interest on the Notes will be paid every six months in arrears on March 15 and September 15, commencing March 15, 2019.

The proceeds of the offering initially will be placed in escrow pending satisfaction of certain conditions, including consummation of the Company’s previously announced acquisition (the “Tropicana Acquisition”) of Tropicana Entertainment Inc. (“Tropicana”). Upon satisfaction of such conditions, the Company will assume (the “Assumption”) Escrow Issuer’s obligations under the Notes and the Indenture, and certain of the Company’s subsidiaries (including Tropicana and its subsidiaries) (the “Guarantors”) will guarantee the Company’s obligations under the Notes. As used herein, references to the “Issuer” refer (i) prior to the Assumption, to the Escrow Issuer and (ii) following the Assumption, to the Company.

The Notes will be subject to a special mandatory redemption in the event (x) the escrowed funds have not been released in connection with the consummation of the Tropicana Acquisition on or prior to January 15, 2019 (if the Outside Date (as defined in the Agreement and Plan of Merger, dated as of April 15, 2018, by and among the Company, Escrow Issuer, GLP Capital L.P. and Tropicana (the “Merger Agreement”)) has not been extended pursuant to Section 8.1(d) thereof); provided, such date shall be January 31, 2019 if the Closing Date (as defined in the Merger Agreement) is deferred pursuant to Section 1.3 thereof with the prior written consent of J.P. Morgan Securities LLC, in its capacity as representative of the initial purchasers (the “Representative”), (ii) April 15, 2019 (if the Outside Date has been extended to twelve (12) months from the date of the Merger Agreement pursuant to Section 8.1(d) of the Merger Agreement); provided, such date shall be April 30, 2019 if the Closing Date is deferred pursuant to Section 1.3 of the Merger Agreement with the prior written consent of the Representative, or (iii) July 15, 2019 (if the Outside Date has been extended to fifteen (15) months from the date of the Merger Agreement pursuant to Section 8.1(d) of the Merger Agreement); provided, such date shall be July 31, 2019 if the Closing Date is deferred pursuant to Section 1.3 of the Merger Agreement with the prior written consent of the Representative, (y) Escrow Issuer notifies the escrow agent that the Company and Tropicana will not pursue the consummation of the Tropicana Acquisition or (z) Escrow Issuer fails to deposit amounts due into escrow. The special mandatory redemption price will be equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of such special mandatory redemption.

Upon satisfaction of the escrow conditions, the Issuer intends to apply the net proceeds of the sale of the Notes, together with borrowings under our existing revolving credit, our cash on hand and Tropicana’s cash on hand, to (i) pay the consideration payable by the Company pursuant to the Merger Agreement, (ii) repay all of the debt outstanding under Tropicana’s existing credit facility and (iii) pay fees and costs associated with the Tropicana Acquisition.

The Notes and the guarantees are Issuer’s and, upon the Assumption will be the Guarantors’, general senior unsecured obligations, ranking senior in right of payment to all of the Issuer’s and the Guarantors’ existing and future debt that is expressly subordinated in right of payment to the Notes and the guarantees, ranking equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior liabilities, including the obligations under the Company’s existing 7% Senior Notes due 2023 and 6% Senior Notes due 2025, and will be effectively subordinated to all of the Issuer’s and the Guarantors’ existing and future secured debt, including indebtedness under the Company’s existing senior secured credit facility and the Lumiere Note (as defined in the Indenture), in each case, to the extent of the value of the collateral securing such debt. In addition, following the release from escrow and the Assumption, the Notes and the related guarantees will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries and other entities in which we have an equity interest that do not guarantee the Notes (other than indebtedness and liabilities owed to the Issuer or the Guarantors).

On or after September 15, 2021, the Issuer may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on September 15 of the years indicated below:

Year	Percentage
2021	104.500%
2022	103.000%
2023	101.500%
2024 and thereafter	100.000%

Upon the occurrence of a Change of Control or a Change of Control Triggering Event (each as defined in the Indenture), the Issuer must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to the applicable repurchase date.

If the Issuer sells assets under certain circumstances and does not use the proceeds for specified purposes, the Issuer must offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest to the applicable repurchase date.

The Notes are subject to redemption imposed by gaming laws and regulations of applicable gaming regulatory authorities.

The Indenture contains certain covenants limiting, among other things, the Issuer’s ability to:

•	incur additional indebtedness;

•	create, incur or suffer to exist certain liens;

•	pay dividends or make distributions on capital stock or repurchase capital stock;

•	make certain investments;

•	place restrictions on the ability of subsidiaries to pay dividends or make other distributions to the Issuer;

•	sell certain assets or merge with or consolidate into other companies; and

•	enter into certain types of transactions with the stockholders and affiliates.

These covenants are subject to a number of exceptions and qualifications as set forth in the Indenture. The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to be declared due and payable.

The foregoing description is qualified in its entirety by reference to the full text of the Indenture, filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Indenture dated as of September 20, 2018, by and between Delta Merger Sub, Inc. and U.S. Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada corporation

Date: September 20, 2018	By:	/s/ Gary L. Carano
		Name:	Gary L. Carano
		Title:	Chief Executive Officer